            We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Integrity Managed Portfolios (the “Trust”), filed as part of this Post-Effective Amendment No. 74 to the Trust’s Registration Statement under the Securities Act of 1933 (File No. 33-36324) and Amendment No. 76 to the Trust’s Registration Statement under the Investment Company Act of 1940 (File No. 811-06153).

/s/ Chapman and Cutler LLP

Chapman and Cutler LLP

Chicago, Illinois

November 28, 2016